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                                                                   EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report, dated September 26, 1997, accompanying the consolidated financial statements of Pacific Biometrics, Inc. and Subsidiaries included in the annual Report on Form 10-KSB for the year ended June 30, 1997, which is incorporated by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form SB-2 (the "Registration Statement"). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


                                            COOPERS & LYBRAND L.L.P.

Newport Beach, California
December 19, 1997


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